UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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Gladstone Commercial Corporation

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GLADSTONE COMMERCIAL CORPORATION
1521 Westbranch Drive, Suite 200
McLean, Virginia 22102

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 5, 2011
PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS TO CLASS OF 2014
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION FOR FISCAL 2010
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 5, 2011

To the Stockholders of Gladstone Commercial Corporation:

We are notifying you that the 2011 Annual Meeting of Stockholders of Gladstone Commercial Corporation will be held on Thursday, May 5, 2011 at 11:00 a.m. local time at the Hilton McLean at 7920 Jones Branch Drive, McLean, Virginia 22102 for the following purposes:

1. To elect three directors to hold office until the 2014 Annual Meeting of Stockholders;

2. To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 14, 2011 as the record date for determining the stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. As a result, we are mailing to our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”). The Notice contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2010 Annual Report, and a proxy card or voting instruction card. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

By Order of the Board of Directors,

Terry Brubaker
Secretary

McLean, Virginia
March 24, 2011

The Board of Directors is soliciting proxies to be used at the 2011 Annual Meeting of Stockholders. All of our stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy electronically via the Internet or vote by telephone as instructed in these materials. Submitting your proxy or voting instructions promptly will assist us in reducing the expenses of additional proxy solicitation, but it will not affect your right to vote in person if you attend the Annual Meeting (and, if you are not a stockholder of record, you have obtained a legal proxy from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting).

GLADSTONE COMMERCIAL CORPORATION
1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 5, 2011

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is the Notice of Internet Availability of Proxy Materials and why am I receiving it?

Pursuant to the “e-proxy” rules promulgated by the SEC, we are providing access to our proxy materials in a fast and efficient manner via the Internet. Accordingly, on March 24, 2011, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 14, 2011, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice. In addition, the Notice and website provide information regarding how you may elect to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you previously elected to receive a printed or electronic copy of our proxy materials, which we also expect to distribute on or about March 24, 2011, you will continue to receive these materials by mail or electronic mail. You will continue to receive paper or electronic copies of our proxy materials in the future until you elect otherwise.

Who can vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 14, 2011 will be entitled to vote at the 2011 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”). On this record date, there were 9,571,379 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 14, 2011 your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting, vote by proxy, or vote over the telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by following the instructions in the Notice or in this proxy statement to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 14, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote, as follows:

•	Proposal 1, to elect three directors to hold office until the 2014 Annual Meeting of Stockholders; and

•	Proposal 2, to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting. The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote over the telephone, vote by proxy on the Internet, or vote by proxy by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote using one of the methods listed below to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on May 4, 2011, the day prior to the Annual Meeting, to be counted.

•	To vote on the Internet, follow the instructions in the Notice or go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on May 4, 2011, the day prior to the Annual Meeting, to be counted.

Beneficial Owner: Shares Registered in the Name of Your Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Gladstone Commercial Corporation. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 14, 2011.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all director nominees and “For” the ratification of the Audit Committee’s selection of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2011. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of Gladstone Management Corporation, our Adviser, or Gladstone Administration, LLC, our Administrator. No additional compensation will be paid to directors, officers or other employees for such services.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares have been voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the Internet.

•	You may vote by telephone on a later date.

•	You may send a timely written notice that you are revoking your proxy to Gladstone Commercial Corporation’s Secretary at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102.

•	You may attend the Annual Meeting and vote in person. However, simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card, Internet proxy or telephone vote is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

We will consider for inclusion in our proxy materials for the 2012 Annual Meeting of Stockholders proposals that we receive not later than November 25, 2011 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our bylaws, as amended (“Bylaws”). Stockholders must submit their proposals to our corporate Secretary at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 4 of our Bylaws, a copy of which is on file with the SEC and may be obtained from our corporate Secretary upon request. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2012 Annual Meeting of Stockholders must be made in writing and submitted to our corporate Secretary at the address above no earlier than February 6, 2012 (90 days before the first anniversary of the 2011 Annual Meeting of Stockholders) and not later than March 7, 2012 (60 days before the first anniversary of the 2011 Annual Meeting of Stockholders). You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: (i) “FOR” and “WITHHOLD” votes for Proposal 1 (election of directors) and (ii) “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposal 2 (ratification of the appointment of PwC). Abstentions and broker non-votes will have no effect with regard to Proposals 1 and 2, although they will be considered present for purposes of determining the presence of a quorum. We expect that our chief financial officer, Danielle Jones, will be appointed as the inspector of election.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

Under applicable rules of the New York Stock Exchange (“NYSE”), Proposal 1 (election of directors) is a non-routine proposal; your broker, bank or other agent is not entitled to vote your shares without your instructions. Proposal 2 (ratification of the appointment of PwC) is a routine proposal; your broker, bank or other agent may vote your shares even if it does not receive instructions from you.

How many votes are needed to approve each proposal?

For Proposal 1, the vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. Therefore, for the three director positions, the nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

For Proposal 2, the ratification of PwC as our independent registered public accounting firm, the affirmative vote of a majority of all of the votes cast at the Annual Meeting at which a quorum is present is required to approve the proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 9,571,379 shares outstanding and entitled to vote. Thus, 4,785,690 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the conclusion of the 2011 Annual Meeting of Stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS TO CLASS OF 2014

Our Board of Directors is divided into three classes. Two classes consist of three directorships and one class consists of four. Each class has a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

At the Board of Directors meeting that occurred on January 11, 2011, the Board of Directors elected Jack Reilly to the Class of 2012 to fill the vacancy created by Mr. Coulon’s resignation. In addition, the Board of Directors approved the following additional actions to be effective at the Annual Meeting, (i) increased the number of directors in the Class of 2012 to four directors, (ii) appointed Mr. Mead to the Class of 2012 to fill the vacancy, and (iii) reduced the number of directors in the Class of 2014 to three.

The Board of Directors presently has ten members. The Board of Directors has nominated three directors for election to the class whose term of office expires in 2011. All of the nominees listed below are also incumbent directors previously elected by the stockholders. If elected at the Annual Meeting, each nominee would serve until the 2014 Annual Meeting and until his or her successor is elected and has qualified, or, if sooner, until his or her death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Two of our directors attended the 2010 Annual Meeting of Stockholders.

Directors are elected by a plurality of all the votes cast at the Annual Meeting. Therefore, for the three director positions, the nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each director nominee.

Nominees for Election for a Three-year Term Expiring at the 2014 Annual Meeting of Stockholders

Michela A. English.  Ms. English, age 61, has served as our director since August 2003. Ms. English has served as President and CEO of Fight for Children, a non-profit charitable organization focused on providing high quality education and health care services to underserved youth in Washington, D.C., since 2006. Ms. English has also been a director of Gladstone Capital Corporation since June 2002 and a director of Gladstone Investment Corporation since June 2005. From March 1996 to March 2004, Ms. English held several positions with Discovery Communications, Inc., including president of Discovery Consumer Products, president of Discovery Enterprises Worldwide and president of Discovery.com. From 1991 to 1996, Ms. English served as senior vice president of the National Geographic Society and was a member of the National Geographic Society’s Board of Trustees and Education Foundation Board. Prior to 1991, Ms. English served as vice president, corporate planning and business development for Marriott Corporation and as a senior engagement manager for McKinsey & Company. Ms. English currently serves as director of the Educational Testing Service (ETS), as a director of D.C. Preparatory Academy, a director of the District of Columbia Public Education Fund, a director of the Society for Science and the Public, a director of the National Women’s Health Resource Center, a member of the Advisory Board of the Yale University School of Management, and as a member of the Virginia Institute of Marine Science Council. Ms. English is an emeritus member of the board of Sweet Briar College. Ms. English holds a Bachelor of Arts in International Affairs from Sweet Briar College and a Master of Public and Private Management degree from the Yale University School of Management.

Ms. English was selected to serve as an independent director on our Board, and to be nominated to serve another directorship term, due to her greater than twenty years of senior management experience at various corporations and non-profit organizations as well as her past service on our Board of Directors since December 2003.

Anthony W. Parker.  Mr. Parker, age 65, has served as our director since August 2003. Mr. Parker has also been a director of Gladstone Capital Corporation since August 2001 and a director of Gladstone Investment Corporation since June 2005. Mr. Parker founded Parker Tide Corp., formerly known as Snell Professional Corp., in 1997. Parker Tide is a government contracting company providing mission critical solutions to the Federal Government. From 1992 to 1996, Mr. Parker was chairman of Capitol Resource Funding, Inc., a commercial finance company with offices in Dana Point, California and Arlington, Virginia. Mr. Parker practiced corporate and tax law for over 15 years — from 1980 to 1983 at Verner, Liipfert, Bernhard & McPherson, in private practice from 1983 to 1992. From 1973 to 1977 Mr. Parker served as executive assistant to the administrator of the U.S. Small Business Administration. Mr. Parker is a director of Naval Academy Sailing Foundation, a 501(c)(3) not-for-profit corporation located in Annapolis, Maryland. Mr. Parker received his J.D. and Masters in Tax Law from Georgetown Law Center and his undergraduate degree from Harvard College.

Mr. Parker was selected to serve as an independent director on our Board, and to be nominated to serve another directorship term, due to his expertise and wealth of experience in the field of corporate taxation as well as his past service on our Board of Directors since August 2003. Mr. Parker’s knowledge of corporate tax was instrumental in his appointment to the chairmanship of our Audit Committee.

George Stelljes III.  Mr. Stelljes, age 49, has served as our chief investment officer from our inception in 2003 and our executive vice president from our inception through July 2007, at which time he assumed the duties of president and was also elected as a director. He also served as the executive vice president of Gladstone Capital Corporation (from 2002 to April 2004) and has been its chief investment officer since September 2002 and its president since April 2004. Mr. Stelljes was also served on Gladstone Capital’s board of directors from August 2001 through September 2002 and then rejoined its board in July 2003 and remains a director today. He has served as the president, chief investment officer, and a director of Gladstone Investment Corporation since its inception in June 2005 and assumed the duties of co-vice chairman in April 2008. Mr. Stelljes has served as chief investment officer and as a director of Gladstone Management Corporation since May 2003 and was its executive vice president from May 2003 through February 2006, when he assumed the duties of president. Prior to joining us, Mr. Stelljes served as a managing member of St. John’s Capital, a vehicle used to make private equity investments. From 1999 to 2001, Mr. Stelljes was a co-founder and managing member of Camden Partners, a private equity firm which finances high growth companies in communications, education, healthcare and business services sectors. From 1997 to 1999, Mr. Stelljes was a managing director and partner of Columbia Capital, a venture capital firm focused on investments in communications and information technology. From 1989 to 1997, Mr. Stelljes held various positions, including executive vice president and principal, with Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation and Allied Capital Advisors, Inc., a registered investment adviser that managed the Allied companies, which were the largest group of publicly-traded mezzanine debt funds in the United States and were managers of two private venture capital limited partnerships. From 1991 to 1997, Mr. Stelljes served either as senior vice president or executive vice president of Allied Capital Commercial Corporation, a publicly traded REIT that invested in real estate loans to small and medium-sized businesses, managed by Allied Capital Advisors, Inc. From 1992 to 1997, Mr. Stelljes served as a senior vice president or executive vice president of Business Mortgage Investors, a privately held mortgage REIT managed by Allied Capital Advisors, which invested in real estate loans to small and medium-sized businesses. Mr. Stelljes currently serves as a general partner and investment committee member of Patriot Capital and Patriot Capital II private equity funds and on the board of Intrepid Capital Management, a money management firm. He is also a former board member and regional president of the National Association of Small Business Investment Companies. Mr. Stelljes holds an MBA from the University of Virginia and a BA in Economics from Vanderbilt University.

Mr. Stelljes was selected to serve as a director on our Board, and to be nominated to serve another directorship term, due to his more than twenty years of experience in the investment analysis, management, and advisory industries as well as his past service on our Board of Directors since July 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH NAMED NOMINEE.

The following is a brief biography of each director whose term will continue after the Annual Meeting.

Directors Continuing in Office until the 2012 Annual Meeting of Stockholders

Terry Lee Brubaker.  Mr. Brubaker, age 67, has served as our chief operating officer, secretary and a director since our inception in 2003 and as president from our inception through July 2007, when he assumed the duties of vice chairman. Mr. Brubaker has also served as the chief operating officer, secretary and director of Gladstone Management Corporation since its inception in 2003. He also served as president of Gladstone Management from its inception until assuming the duties of vice chairman in February 2006. Mr. Brubaker has served as the chief operating officer, secretary and a director of Gladstone Capital Corporation since May 2001. He also served as president of Gladstone Capital Corporation from May 2001 through April 2004, when he assumed the duties of vice chairman. Mr. Brubaker has also been the vice chairman, chief operating officer, secretary and a director of Gladstone Investment Corporation since its inception in June 2005. In March 1999, Mr. Brubaker founded and, until May 1, 2003, served as chairman of Heads Up Systems, a company providing processing industries with leading edge technology. From 1996 to 1999, Mr. Brubaker served as vice president of the paper group for the American Forest & Paper Association. From 1992 to 1995, Mr. Brubaker served as president of Interstate Resources, a pulp and paper company. From 1991 to 1992, Mr. Brubaker served as president of IRI, a radiation measurement equipment manufacturer. From 1981 to 1991, Mr. Brubaker held several management positions at James River Corporation, a forest and paper company, including vice president of strategic planning from 1981 to 1982, group vice president of the Groveton Group and Premium Printing Papers from 1982 to 1990 and vice president of human resources development in 1991. From 1976 to 1981, Mr. Brubaker was strategic planning manager and marketing manager of white papers at Boise Cascade. Previously, Mr. Brubaker was a senior engagement manager at McKinsey & Company from 1972 to 1976. Prior to 1972, Mr. Brubaker was a U.S. Navy fighter pilot. Mr. Brubaker holds an MBA from the Harvard Business School and a BSE from Princeton University.

Mr. Brubaker was selected to serve as a director on our Board due to his more than thirty years of experience in various mid-level and senior management positions at several corporations as well as his past service on our Board of Directors since our inception.

David A.R. Dullum.  Mr. Dullum, age 63, has served as our director since August 2003. Mr. Dullum has also served as a director of Gladstone Investment Corporation since June 2005 and president since April 2008. Mr. Dullum has also been a director of Gladstone Capital Corporation since August 2001. From February 2008 to present, Mr. Dullum has served as a senior managing director of Gladstone Management Corporation. Mr. Dullum also served as president and director of Harbor Acquisition Corporation (AMEX: HAC) from June 2005 through February 2008. From 1995 to mid 2009, Mr. Dullum was a partner of New England Partners, a venture capital firm focused on investments in small and medium-sized business in the Mid-Atlantic and New England regions. From 1976 to 1990, Mr. Dullum was a managing general partner of Frontenac Company, a Chicago-based venture capital firm. Mr. Dullum holds an MBA from Stanford Graduate School of Business and a BME from the Georgia Institute of Technology.

Mr. Dullum was selected to serve as a director on our Board due to his more than thirty years of experience in various areas of the investment industry as well as his past service on our Board of Directors since August 2003.

Gerard Mead.  Mr. Mead, age 67, has served as our director since January 2006. Mr. Mead also has been a director of Gladstone Investment Corporation and Gladstone Capital Corporation since January 2006. Mr. Mead is Chairman of Gerard Mead Capital Management, which he founded in 2003, a firm that provides investment management services to pension funds, endowments, insurance companies, and high net worth individuals. From 1966 to 2003, Mr. Mead was employed by the Bethlehem Steel Corporation, where he held a series of engineering, corporate finance and investment positions with increasing management responsibility. From 1987 to 2003 Mr. Mead served as Chairman and Pension Fund Manager of the Pension Trust of Bethlehem Steel Corporation and Subsidiary Companies. From 1972 to 1987 he served successively as Investment Analyst, Director of Investment Research, and Trustee of the Pension Trust, during which time he was also a Corporate Finance Analyst and Investor Relations Contact for Institutional Investors of Bethlehem Steel. Prior to that time, Mr. Mead was a steel plant engineer. Mr. Mead holds an MBA from the Harvard Business School and a BSCE from Lehigh University.

Mr. Mead was selected to serve as an independent director on our Board due to his more than forty years of experience in various areas of the investment analysis and management fields as well as his past service on our Board of Directors since January 2006.

Jack Reilly.  Mr. Reilly, age 68, has served as our director since January 2011. Mr. Reilly has served as a director of Gladstone Capital Corporation since January 2011, and a director of Gladstone Investment Corporation since January 2011. From 1987 until present, he serves as President of Reilly Investment Corporation, where he provides advisory services to public and private companies, and financing and joint venture development. From March 1976 until April 1984 he served as Principal Stockholder, President and Chief Executive Officer, of Reilly Mortgage Group, Inc., where he provided origination and construction lending and permanent loan placement of commercial real estate loans for institutional investors. In 1988, Mr. Reilly assumed the role of Chairman. In 1994, Stonehurst Ventures, L.P., purchased Reilly Mortgage Group, where he then assumed the role of Executive Director. From 1971 to 1976, Mr. Reilly served as Vice President of Walker & Dunlop, Inc. where he provided services for commercial loan originations, joint ventures, HUD programs and secondary marketing. From 1967 to 1969, Mr. Reilly served as a Research Engineer for Crane Company, and from 1964 to 1967 he served as a Supply Officer in the United States Navy. Mr. Reilly also currently serves a member of the Board of Directors of Beekman Helix India from 2009 to present, and is Co-Chairman of the Board of Directors for Community Preservation and Development Corporation from 2006 until present. Mr. Reilly currently holds a D.C. Real Estate Broker License from 1973 until present. Mr. Reilly is a graduate of Mortgage Bankers School I, II and II and Income School I & II.

Mr. Reilly holds a MBA from Harvard Business School and a Bachelor’s Arts and Bachelor’s of Science in Mathematical Engineering from the University of Notre Dame.

Mr. Reilly was selected to serve as an independent director on our Board due to his expertise and wealth of experience in the real estate and mortgage industry.

Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

David Gladstone.  Mr. Gladstone, age 68, is our founder and has served as chief executive officer and chairman of the Board of Directors since our inception in 2003. He also founded and has served as chief executive officer and chairman of the Board of Directors of our affiliates Gladstone Capital Corporation, Gladstone Investment Corporation and Gladstone Management Corporation. Prior to founding the Company, Mr. Gladstone served as either chairman or vice chairman of the Board of Directors of American Capital, Ltd. (NASDAQ: ACAS), a publicly traded leveraged buyout fund and mezzanine debt finance company, from 1997 to 2001. From 1974 to 1997, Mr. Gladstone held various positions, including chairman and chief executive officer, with Allied Capital Corporation (NYSE: ALD), Allied Capital Corporation II, Allied Capital Lending Corporation and Allied Capital Advisors, Inc., a registered investment adviser that managed the Allied companies. The Allied companies were the largest group of publicly-traded mezzanine debt funds in the United States and were managers of two private venture capital limited partnerships. From 1991 to 1997, Mr. Gladstone served either as chairman of the Board of Directors or president of Allied Capital Commercial Corporation, a publicly traded REIT that invested in real estate loans to small and medium-sized businesses, managed by Allied Capital Advisors, Inc. He managed the growth of Allied Capital Commercial from no assets at the time of its initial public offering to $385 million in assets at the time it merged into Allied Capital Corporation in 1997. From 1992 to 1997, Mr. Gladstone served as a director, president and chief executive officer of Business Mortgage Investors, a privately held mortgage REIT managed by Allied Capital Advisors, which invested in real estate loans to small and medium-sized businesses. Mr. Gladstone is also a past director of Capital Automotive REIT, a real estate investment trust that purchases and net leases real estate to automobile dealerships. Mr. Gladstone served as a director of The Riggs National Corporation (the parent of Riggs Bank) from 1993 to May 1997 and of Riggs Bank from 1991 to 1993. He served as a trustee of the George Washington University and currently is trustee emeritus. He is a past member of the Listings and Hearings Committee of the National Association of Securities Dealers, Inc. Mr. Gladstone was the founder and managing member of The Capital Investors, LLC, a group of angel investors, and is currently a member emeritus. He is also the chairman and owner of Gladstone Land Corporation, a privately held company that has substantial farmland holdings in agriculture real estate in California. Mr. Gladstone holds an MBA from the Harvard Business School, an MA from American University and a BA from the University of Virginia. Mr. Gladstone has co-authored two books on financing for small and medium-sized businesses, Venture Capital Handbook and Venture Capital Investing.

Mr. Gladstone was selected to serve as a director on our Board due to the fact that he is our founder and has greater than thirty years of experience in the industry, including his past service as our chairman and chief executive since our inception.

Paul W. Adelgren.  Mr. Adelgren, age 68, has been our director since August 2003. From 1997 to the present, Mr. Adelgren has served as the pastor of Missionary Alliance Church. From 1991 to 1997, Mr. Adelgren was pastor of New Life Alliance Church. From 1988 to 1991, Mr. Adelgren was the comptroller, treasurer, and vice president for finance and materials of Williams & Watts, Inc., a logistics management and procurement business located in Fairfield, NJ. Prior to Joining Williams & Watts, Mr. Adelgren served in the United States Navy, where he served in a number of capacities, including as the director of the Strategic Submarine Support Department, SPCC Mechanicsburg, Pennsylvania, as an executive officer at the Naval Supply Center, Charleston, South Carolina

and as the director of the Joint Uniform Military Pay System, Navy Finance Center. He is a retired Navy Captain. Mr. Adelgren has also served as a director of Gladstone Capital Corporation since January 2003, and a director of Gladstone Investment Corporation since June 2005. Mr. Adelgren holds an MBA from Harvard Business School and a BA from the University of Kansas.

Mr. Adelgren was selected to serve as an independent director on our Board due to his strength and experience in ethics, which also led to his appointment to the chairmanship of our Ethics Committee.

John H. Outland.  Mr. Outland, age 65, has been our director since December 2003. From March 2004 to June 2006, he served as vice president of Genworth Financial, Inc. From 2002 to March 2004, Mr. Outland served as a managing director for 1789 Capital Advisors, where he provided market and transaction structure analysis and advice on a consulting basis for multifamily commercial mortgage purchase programs. From 1999 to 2001, Mr. Outland served as vice president of mortgage-backed securities at Financial Guaranty Insurance Company where he was team leader for bond insurance transactions, responsible for sourcing business, coordinating credit, loan files, due diligence and legal review processes, and negotiating structure and business issues. From 1993 to 1999, Mr. Outland was senior vice president for Citicorp Mortgage Securities, Inc., where he securitized non-conforming mortgage products. From 1989 to 1993, Mr. Outland was vice president of real estate and mortgage finance for Nomura Securities International, Inc., where he performed due diligence on and negotiated the financing of commercial mortgage packages in preparation for securitization. Mr. Outland has also been a director of Gladstone Capital Corporation since December 2003 and a director of Gladstone Investment Corporation since June 2005. Mr. Outland holds an MBA from Harvard Business School and a bachelor’s degree in Chemical Engineering from Georgia Institute of Technology.

Mr. Outland was selected to serve as an independent director on our Board due to his more than twenty years of experience in the real estate and mortgage industry as well as his past service on our Board of Directors since December 2003.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our chief compliance officer and legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Adelgren, Mead, Outland, Parker and Reilly and Ms. English. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Gladstone, the chairman of our Board of Directors and chief executive officer, Mr. Brubaker, our vice chairman, chief operating officer and secretary, Mr. Stelljes, our president and chief investment officer, and Mr. Dullum, a senior managing director of our Adviser, are not independent directors by virtue of their positions as our officers and/or their employment by our affiliate Gladstone Management Corporation, our Adviser.

Meetings of the Board of Directors

The Board of Directors met four times during the last fiscal year. Each then current Board member attended 100% of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

As required under applicable NASDAQ listing standards, which require regularly scheduled meetings of independent directors, in fiscal 2010, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Corporate Leadership Structure

Since our inception, Mr. Gladstone has served as chairman of our Board of Directors and Chief Executive Officer. The Board believes that our Chief Executive Officer is best situated to serve as chairman because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, Mr. Adelgren, one of our independent directors, serves as the Lead Director for all meetings of our independent directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the chairman and chief executive officer on Board and committee meeting agendas, acting as a liaison between management and the independent directors and facilitating teamwork and communication between the independent directors and management.

The Board believes the combined role of chairman and chief executive officer, together with an independent Lead Director, is in the best interest of stockholders because it provides the appropriate balance between strategic development and independent oversight of management.

Our Board of Directors has four committees: an Audit Committee, a Compensation Committee, an Executive Committee and an Ethics, Nominating and Corporate Governance Committee. The following table shows the current composition of each of the committees of the Board of Directors:

Ethics, Nominating and
Name	Audit	Compensation	Executive	Corporate Governance

Paul W. Adelgren†		X		*X
Terry Lee Brubaker			X
Michela English	X
David Gladstone			*X
John H. Outland		*X		X
Anthony W. Parker	*X		X
Gerard Mead	X	X
Jack Reilly	X

*	Committee Chairperson

†	Lead Independent Director

Below is a description of each committee of the Board of Directors. All committees have the authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us (other than with respect to the Executive Committee, for which there are no applicable independence requirements).

The Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” During fiscal 2010, the Audit Committee was comprised of Messrs. Parker (Chairperson) and Mead and Ms. English. On January 11, 2011, the Board of Directors appointed Mr. Reilly as the fourth member of the Audit Committee. Messrs. Adelgren and Outland, currently serve as alternate members of the Audit Committee. Alternate members of the Audit Committee serve and participate in meetings of the Audit Committee only in the event of an absence of a regular member of the Audit Committee. The Audit Committee met eight times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.GladstoneCommercial.com.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of Messrs. Parker, Mead, Reilly, Adelgren (alternate) and Outland (alternate) and Ms. English is independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). No members of the Audit Committee received any compensation from us during the last fiscal year other than directors’ fees. The Board of Directors has also determined that each of Messrs. Parker, Mead, Reilly, Adelgren (alternate) and Outland (alternate) and Ms. English qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of the members’ level of knowledge and experience based on a number of factors, including formal education and experience. The Board has also unanimously determined that all Audit Committee members and alternate members are financially literate under current NASDAQ rules and listing standards that at least one member has financial management expertise. In addition to our Audit Committee, Messrs. Mead, Parker, and Reilly and Ms. English also serve on the audit committees of Gladstone Investment Corporation and Gladstone Capital Corporation. Our Audit Committee’s alternate members, Messrs. Adelgren and Outland, also serve as alternate members on the Audit Committees of Gladstone Investment Corporation and Gladstone Capital Corporation. The Board of Directors has determined that this simultaneous service does not impair the respective directors’ ability to effectively serve on our Audit Committee.

AUDIT COMMITTEE REPORT1

The Audit Committee has reviewed and discussed our audited financial statements with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of the independent registered public accounting firm’s examinations, our internal controls, and the quality of our financial reporting. The Audit Committee also reviewed our procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by our chief executive officer and chief financial officer that are required in periodic reports filed by us with the Securities and Exchange Commission. The Audit Committee further reviewed with the independent registered public accounting firm their opinion on our effectiveness of internal control over financial reporting. The Audit Committee is satisfied that our internal control system is adequate and that we employ appropriate accounting and auditing procedures.

The Audit Committee also has discussed with PricewaterhouseCoopers LLP matters relating to the independent registered public accounting firm’s judgments about the quality, as well as the acceptability, of our accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3526, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence (Communications with Audit Committees). The Audit Committee discussed and reviewed with PricewaterhouseCoopers LLP our critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PricewaterhouseCoopers LLP’s audits and all fees paid to PricewaterhouseCoopers LLP during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PricewaterhouseCoopers LLP. The Audit Committee has reviewed and considered the compatibility of PricewaterhouseCoopers LLP’s performance of non-audit services with the maintenance of PricewaterhouseCoopers’ independence as our independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has engaged PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Submitted by the Audit Committee
Anthony W. Parker, Chairperson
Michela A. English
Gerard Mead
Jack Reilly

 1 The material in the foregoing audit committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the Securities Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Compensation Committee

The Compensation Committee operates pursuant to a written charter, which can be found on our website at www.GladstoneCommercial.com, and conducts periodic reviews of the amended and restated investment advisory agreement (the “Advisory Agreement”) with our Adviser and the administration agreement (the “Administration Agreement”) with Gladstone Administration, LLC, (the “Administrator”), to evaluate whether the fees paid to the parties under the respective agreements are in the best interests of us and our stockholders. The committee considers in such periodic reviews, among other things, whether the salaries and bonuses paid to our executive officers by our Adviser and our Administrator are consistent with our compensation philosophies, whether the performance of our Adviser and our Administrator are reasonable in relation to the nature and quality of services performed, and whether the provisions of the Advisory and Administration Agreements are being satisfactorily performed. The Compensation Committee also reviews and considers all incentive fees payable to our Adviser under the Advisory Agreement. The Compensation Committee also reviews with management our Compensation Discussion and Analysis to be included in proxy statements and other filings.

During the last fiscal year, the Compensation Committee was comprised of Messrs. Maurice Coulon (Chairperson), Outland and Mead for the first three quarters of the fiscal year. Mr. Coulon resigned as a director and, consequently, a committee member, effective September 30, 2010. He was replaced by Mr. Adelgren, who was appointed committee member on October 1, 2010, the same day that Mr. Outland, was appointed Chairperson. Therefore, for the quarter that began on October 1, 2010 and ended December 31, 2010, the Compensation Committee was comprised of Messrs. Outland (Chairperson), Adelgren, and Mead. Mr. Parker and Ms. English continue to serve as alternate members of the Compensation Committee. Alternate members of the Compensation Committee serve and participate in meetings of the Compensation Committee only in the event of an absence of a regular member of the Compensation Committee. All members and alternate members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Compensation Committee met four times during the last fiscal year.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the Compensation Committee consisted of Messrs. Adelgren, Coulon, Outland and Mead. None of Messrs. Adelgren, Coulon, Outland or Mead is or has been one of our officers or employees. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity any of whose executive officers served on our Compensation Committee, and none of our executive officers has ever served as a member of the compensation committee of another entity any of whose executive officers served on our Board of Directors.

COMPENSATION COMMITTEE REPORT1

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation

 1 The material in the foregoing compensation committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the Exchange Act, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by the Compensation Committee
John H. Outland, Chairperson
Paul Adelgren
Gerard Mead

The Executive Committee

The Executive Committee, which is comprised of Messrs. Gladstone (Chairman), Brubaker and Parker, has the authority to exercise all powers of our Board of Directors except for actions that must be taken by a majority of independent directors or the full Board of Directors under applicable rules and regulations. The Executive Committee did not meet during the prior fiscal year.

The Ethics, Nominating and Corporate Governance Committee

The Ethics, Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing our corporate governance principles. Our Ethics, Nominating and Corporate Governance Committee operates pursuant to a written charter which can be found on our website at www.GladstoneCommercial.com. During the first three quarters of the last fiscal year, the Ethics, Nominating and Corporate Governance Committee was comprised of Messrs. Adelgren (Chairperson) and Coulon. Messrs. Parker, Mead, Outland and Ms. English served as alternate members of the Ethics, Nominating and Corporate Governance Committee. Mr. Coulon resigned from the Board and the Ethics, Nominating and Corporate Governance Committee, effective September 30, 2010. He was replaced on October 1, 2010 by Mr. Outland. Currently, Messrs. Parker and Mead, and Ms. English serve as alternate committee members. Alternate members of the committee serve and participate in meetings of the committee only in the event of an absence of a regular member of the committee. Each member and alternate member of the Ethics, Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Ethics, Nominating and Corporate Governance Committee met three times during the last fiscal year.

Qualifications for Director Candidates

The Ethics, Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Ethics, Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Ethics, Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. Though we have no formal policy addressing diversity, the Ethics,

Nominating and Corporate Governance Committee and Board of Directors believes that diversity is an important attribute of directors and that our directors should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, the Ethics, Nominating and Corporate Governance Committee considers in its review of director nominees factors such as values, disciplines, ethics, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of the perceived needs of us and our Board of Directors at that point in time in order to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Ethics, Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Ethics, Nominating and Corporate Governance Committee also determines whether such new nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Ethics, Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Ethics, Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Ethics, Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Ethics, Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Recommendation of Director Candidates to the Ethics, Nominating and Corporate Governance Committee

The Ethics, Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Ethics, Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Ethics, Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by timely delivering a written recommendation to the Ethics, Nominating and Corporate Governance Committee at the address set forth on the cover page of this proxy statement and containing the information required by our Bylaws. For nominations for election to the Board of Directors or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 4 of our Bylaws. These notice provisions require that nominations for directors must be received no earlier than February 6, 2012 (90 days before the first anniversary of the 2011 Annual Meeting of Stockholders) and no later than March 7, 2012 (60 days before the first anniversary of the 2011 Annual Meeting of Stockholders). In the event that an annual meeting is advanced or delayed by more than 30 days from the first anniversary of the prior year’s annual meeting, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 90th day prior to such annual meeting date and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Ethics, Nominating and Corporate Governance Committee has not received or rejected a timely director nominee proposal from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which our stockholders may communicate with the Board or any of its directors. Persons interested in communicating with the Board of Directors with their concerns or issues may address correspondence to the Board of Directors, to a particular director, or to the independent directors generally, in care of Gladstone Commercial Corporation, Attention: Investor Relations, at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102. This information is also contained on our website at www.GladstoneCommercial.com.

Code of Ethics

We have adopted the Gladstone Commercial Corporation Code of Business Conduct and Ethics that applies to all of our officers and directors and to the employees of our Adviser and our Administrator. The Ethics, Nominating and Corporate Governance Committee reviews, approves and recommends to our Board of Directors any changes to the Code of Business Conduct and Ethics. They also review any violations of the Code of Business Conduct and Ethics and make recommendations to the Board of Directors on those violations, if any. The Code of Business Conduct and Ethics is available on our website at www.GladstoneCommercial.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Oversight of Risk Management

Since September 2007, Jack Dellafiora has served as our Chief Compliance Officer, and in that position, Mr. Dellafiora directly oversees our enterprise risk management function and reports to our Chief Executive Officer, the Audit Committee and the Board of Directors in this capacity. In fulfilling his risk management responsibilities, Mr. Dellafiora works closely with other members of senior management including, among others, our Chief Executive Officer Chief Financial Officer, Chief Investment Officer and Chief Operating Officer.

The Board of Directors, in its entirety, plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Each committee of the Board plays a distinct role with respect to overseeing management of our risks:

•	Audit Committee: Our Audit Committee oversees our enterprise risk management function. To this end, our Audit Committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures;

•	Compensation Committee: Our Compensation Committee oversees the management of risks relating to the fees paid to our Adviser and Administrator under the Advisory Agreement and the Administration Agreement, respectively. In fulfillment of this duty, the Compensation Committee meets at least annually to review these agreements. In addition, the Compensation Committee reviews the performance of our Adviser to determine whether the compensation paid to our executive officers was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were being satisfactorily performed.

•	Ethics, Nominating and Corporate Governance Committee: Our Ethics, Nominating and Corporate Governance Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board of Directors on a regular basis to apprise our Board of Directors regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

Executive Officers Who Are Not Directors

Danielle Jones.  Ms. Jones, age 33, was appointed to serve as our chief financial officer in December 2008. Since July 2004, Ms. Jones has served us in various accounting capacities including those of senior accountant, accounting manager, and, most recently, Controller. From January 2002 to June 2004, Ms. Jones was employed by AvalonBay Communities, where she worked in the corporate accounting division. Ms. Jones received a B.B.A. in accounting from James Madison University and is a licensed CPA with the Commonwealth of Virginia.

Gary Gerson.  Mr. Gerson, age 46, has served as our treasurer since April 2006. Mr. Gerson has also served as treasurer for Gladstone Capital Corporation and Gladstone Investment Corporation since April 2006 and for Gladstone Management Corporation since May 2006. From 2004 to early 2006, Mr. Gerson was Assistant Vice President of Finance at the Bozzuto Group, a real estate developer, manager and owner, where he was responsible for the financing of multi-family and for-sale residential projects. From 1995 to 2004 he held various finance positions, including Director of Finance from 2000 to 2004, at PG&E National Energy Group where he led, and assisted in, the financing of power generation assets. Mr. Gerson holds an MBA from the Yale School of Management and a B.S. in mechanical engineering from the U.S. Naval Academy. Mr. Gerson is a CFA charter holder and is a licensed CPA in the Commonwealth of Virginia.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm which will audit our financial statements for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has audited our financial statements since our fiscal year ended December 31, 2003. Representatives of PwC are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PwC. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining whether a quorum exists, although they will not be counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm Fees

The following table represents the amount of fees capitalized or expensed by us for the fiscal years ended December 31, 2009 and December 31, 2010 that were charged by PwC, our principal independent registered public accounting firm.

	2009	2010

Audit Fees	$384,026	$415,500
Tax Fees(1)	119,885	62,949

Total	$503,911	$478,449

(1)	Tax fees consisted of fees for tax compliance and preparation services and other state tax research.

All fees described above were approved by the Audit Committee.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by PwC is compatible with maintaining the principal independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 18, 2011 by: (i) each director and nominee for director; (ii) each of our executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Commercial Corporation, 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total

Executive Officers and Directors:
David Gladstone	424,273	4.43%
Terry Lee Brubaker	0	*
George Stelljes III	32,802	*
Danielle Jones	275	*
Gary Gerson(2)	352	*
Anthony W. Parker	16,572	*
David A.R. Dullum	0	*
Michela A. English	2,373	*
Paul Adelgren	2,662	*
Jack Reilly	0	*
John H. Outland	2,815	*
Gerard Mead	2,599	*
All executive officers and directors as a group (12 persons)	484,723	5.06%
5% or Greater Stockholders:
BlackRock, Inc.(3)	603,658	7.01%
40 East 52nd Street New York, NY 10022
Zirkin-Cutler Investments, Inc.(4)	537,555	6.25%
3 Bethesda Metro Centre, Suite 840 Bethesda, MD 20814

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Percentages are determined in accordance with SEC rules and regulations and are based upon 9,571,379 shares of common stock outstanding on February 18, 2011.

(2)	Includes 252 shares owned by Mr. Gerson’s spouse with respect to which Mr. Gerson disclaims beneficial ownership.

(3)	The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 4, 2011 reporting beneficial ownership as of December 31, 2010. BlackRock, Inc. possessed sole voting power over 603,658 shares and sole dispositive power over 603,658 shares of our common stock.

(4)	The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on February 14, 2011 reporting beneficial ownership as of December 31, 2010. Zirkin-Cutler Investments, Inc. possessed sole voting power over 537,555 shares and sole dispositive power over 537,555 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2010, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our chief executive officer, chief operating officer, chief investment officer, chief financial officer and treasurer are salaried employees of either our Adviser or Administrator, each of which is an affiliate of ours. Our Adviser and our Administrator pay the salaries and other employee benefits of the persons in their respective organizations that render services for us. These services are provided under the terms of the Advisory and Administration Agreements, as applicable.

Compensation of Our Adviser and Administrator Under the Advisory and Administrative Agreements

The Advisory and Administration Agreements

We are externally managed by our Adviser and Administrator under the Advisory and Administration Agreements. Under the Advisory Agreement, we pay our Adviser a base management fee of 2.0% of our total stockholders’ equity (less the recorded value of any preferred stock, and adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income). We pay separately for administrative services under the Administration Agreement, which payments are equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries and benefits expenses of our chief financial officer, chief compliance officer, internal counsel, treasurer, investor relations and their respective staffs. Our allocable portion of expenses is derived by multiplying our Administrator’s total allocable expenses by the percentage of our total assets at the beginning of each quarter in comparison to the total assets of all companies managed by our Adviser under similar agreements.

The Advisory Agreement also includes incentive fees that we pay to our Adviser if our performance reaches certain benchmarks. These incentive fees are intended to provide an additional incentive for our Adviser to achieve targeted levels of funds from operations (“FFO”) and to increase distributions to our stockholders. For a more detailed discussion of these incentive fees, see “— Long-Term Incentives.” All investment professionals of our Adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by our Adviser. We bear all other costs and expenses of our operations and transactions.

Compensation Philosophy

For our long-term success and enhancement of long-term stockholder value, we depend on the management and analytical abilities of our executive officers, who are employees of, and are compensated by, our Adviser and our Administrator. During the last fiscal year, we implemented our philosophies of attracting, retaining and rewarding executive officers and others who contribute to our long-term success and motivating them to enhance stockholder value through our Compensation Committee’s oversight of our Adviser’s compensation practices under the terms of the Advisory Agreement. The key elements of our compensation philosophy include:

•	ensuring that the base salary paid to our executive officers is competitive with other leading companies with which we compete for talented investment professionals;

•	ensuring that bonuses paid to our executive officers are sufficient to provide motivation to achieve our principal business and investment goals and to bring total compensation to competitive levels; and

•	providing incentives to ensure that our executive officers are motivated over the long term to achieve our business and investment objectives.

Compensation of our Adviser and Administrator

During the fiscal year ended December 31, 2010, the Compensation Committee fulfilled its oversight role by reviewing the Advisory Agreement to determine whether the fees paid to our Adviser were in the best interests of the stockholders. The Compensation Committee has also reviewed the performance of our Adviser to determine whether the compensation paid to our executive officers was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were being satisfactorily performed. Specifically, the committee considered factors such as:

•	the amount of the fees paid to our Adviser in relation to our size and the composition and performance of our investments;

•	our Adviser’s ability to hire, train, supervise and manage new employees as needed to effectively manage our future growth;

•	the success of our Adviser in generating appropriate investment opportunities;

•	rates charged to other investment entities by advisers performing similar services;

•	additional revenues realized by our Adviser and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

•	the value of our assets each quarter;

•	the quality and extent of service and advice furnished by our Adviser and the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by our Adviser for its other clients; and

•	the extent to which our Adviser’s performance helped us to achieve our principal business and investment objectives of generating income for our stockholders in the form of quarterly cash distributions that grow over time and increasing the value of our common stock.

The Compensation Committee’s oversight role also includes review of the above-described factors with regard to the compensation of the employees of our Administrator, including our chief financial officer and treasurer, and our Administrator’s performance under the Administration Agreement. The Board may, pursuant to the terms of each of the Advisory and Administration Agreements, terminate either of the agreements at any time and without penalty, upon sixty days’ prior written notice to our Adviser or our Administrator, as applicable. In the event of an unfavorable periodic review of the performance of our Adviser or our Administrator in accordance with the criteria set forth above, the Compensation Committee would provide a report to the Board of its findings and provide suggestions of remedial measures, if any, to be sought from our Adviser or our Administrator, as applicable. If such recommendations are, in the future, made by the Compensation Committee and are not implemented to the satisfaction of the Compensation Committee, it may recommend exercise of our termination rights under the Advisory Agreement or Administration Agreement.

Long-Term Incentives

The Compensation Committee believes that the incentive structure provided for under the Advisory Agreement is an effective means of creating long-term stockholder value because it encourages the Adviser to increase our FFO, which in turn may increase our distributions to our stockholders.

In addition to a base management fee, the Advisory Agreement includes incentive fees that we pay to our Adviser if our performance reaches certain benchmarks. These incentive fees are intended to provide an additional incentive for our Adviser to achieve targeted levels of FFO and to increase distributions to our stockholders. FFO is a non-GAAP (generally accepted accounting principles in the United States of America) supplemental measure of operating performance of an equity REIT developed by the National Association of Real Estate Investment Trusts (“NAREIT”), in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income or net loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities in accordance with GAAP, and should not be considered an alternative to either net income or net loss as an indication of our performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The incentive fee is calculated and payable quarterly in arrears based on our “pre-incentive fee FFO” for the immediately preceding calendar quarter. For this purpose, pre-incentive fee FFO means FFO accrued by us during the calendar quarter. FFO is calculated after taking into account all operating expenses for the quarter, including the base management fee, expenses payable under the Administration Agreement and any interest expense (but excluding the incentive fee) and any other operating expenses. Pre-incentive fee FFO includes accrued income and rents that we have not yet received in cash. Pre-incentive fee FFO also includes any realized capital gains and realized capital losses, less any dividend paid on any issued and outstanding preferred stock and senior common stock but does not include any unrealized capital gains or losses.

Pre-incentive fee FFO, expressed as a rate of return on our total stockholders’ equity as reflected on our balance sheet (less the recorded value of any preferred stock, and adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income), will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized). Because the hurdle rate is fixed and has been based in relation to current interest rates, if interest rates rise, it would become easier for our pre-incentive fee FFO to exceed the hurdle rate and, as a result, more likely that our Adviser will receive an income incentive fee than if interest rates on our investments remained constant or decreased. We will pay our Adviser an incentive fee with respect to our pre-incentive fee FFO in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which pre-incentive fee FFO does not exceed the hurdle rate of 1.75% (7% annualized);

•	100% of our pre-incentive fee FFO with respect to that portion of such FFO, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

•	20% of the amount of our pre-incentive fee FFO, if any that exceeds 2.1875% in any calendar quarter (8.75% annualized).

We refer to the portion of the incentive fee payable on 100% of our pre-incentive fee FFO, if any, that exceeds the hurdle rate but is less than 2.1875% as the “catch up.” The “catch up” provision is intended to provide our Adviser with an incentive fee of 100% on our entire pre-incentive fee FFO that does not exceed 2.1875% once the hurdle rate has been surpassed. A portion of the incentive fee may be waived in order to comply with the covenant under our line of credit which limits our distributions to 95% of FFO and in turn allowing us to maintain the current level of distributions to our stockholders. The base management fee and total stockholders’ equity will be calculated using GAAP and FFO will be calculated using the definition adopted by NAREIT.

Income realized by our Adviser from any such incentive fees will be paid by our Adviser to its eligible employees in bonus amounts based on their respective contributions to our success in meeting our goals. This incentive compensation structure is designed to create a direct relationship between the compensation of our executive officers and other employees of our Adviser and the income and capital gains realized by us as a result of their efforts on our behalf. We believe that this structure rewards our executive officers and other employees of our Adviser for the accomplishment of long-term goals consistent with the interests of our stockholders.

Personal Benefits Policies

Our executive officers are not entitled to operate under different standards than other employees of our Adviser and our Administrator who work on our behalf. Our Adviser and our Administrator do not have programs for providing personal benefit perquisites to executive officers, such as permanent lodging, personal use of company vehicles, or defraying the cost of personal entertainment or family travel. Our Adviser’s and our Administrator’s health care and other insurance programs are the same for all of their respective eligible employees, including our executive officers. We expect our executive officers to be exemplars under our Code of Business Conduct and Ethics, which is applicable to all employees of our Adviser and our Administrator who work on our behalf.

Executive Compensation

None of our executive officers receive direct compensation from us. We do not currently have any employees and do not expect to have any employees in the foreseeable future. The services necessary for the operation of our business are provided to us by our officers and the other employees of our Adviser and Administrator, pursuant to the terms of the Advisory and Administration Agreements, respectively. Mr. Gladstone, our chairman and chief executive officer, Mr. Brubaker, our vice chairman, chief operating officer and secretary and Mr. Stelljes, our president and chief investment officer, are all employees of and are compensated directly by our Adviser. Their compensation is not directly reimbursable by us. Ms. Jones, our chief financial officer, and Mr. Gerson, our treasurer, are employees of our Administrator. Under the Administration Agreement, we reimburse our Administrator for our allocable portion of the salaries and benefits expenses of Ms. Jones and Mr. Gerson. During fiscal 2010, we reimbursed $57,149 of Ms. Jones’ salary, $14,299 of her bonus, and $10,284 of the cost of her benefits that were paid by our Administrator.

Employment Agreements

Because our executive officers are employees of our Adviser and our Administrator, we do not pay cash compensation to them directly in return for their services to us and we do not have employment agreements with any of our executive officers. Pursuant to the terms of the Administration Agreement, we make payments equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement including, but not limited to, our allocable portion of the salaries and benefits expenses of our chief financial officer and treasurer. For additional information regarding this arrangement, see “Transactions with Related Persons.”

Mr. Stelljes has an employment agreement with our Adviser that provides for his nomination to serve as our president and chief investment officer.

Equity, Post-Employment, Non-Qualified Deferred and Change-In-Control Compensation

We do not offer stock options, any other form of equity compensation, pension benefits, non-qualified deferred compensation benefits, or termination or change-in-control payments to any of our executive officers.

Conclusion

We believe that the elements of our Adviser’s and our Administrator’s compensation programs individually and in the aggregate strongly support and reflect the strategic priorities on which we have based our compensation philosophy. Through the incentive structure of the Advisory Agreement described above, a significant portion of their compensation programs have been, and continue to be contingent on our performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of paying for performance that increases stockholder value. The compensation committee will continue its work to ensure that this commitment is reflected in a total executive compensation program that enables our Adviser and our Administrator to remain competitive in the market for talented executives.

Director Compensation

The following table shows for the fiscal year ended December 31, 2010 certain information with respect to the compensation of all our non-employee directors:

DIRECTOR COMPENSATION FOR FISCAL 2010

	Fees Earned or
	Paid in
Name	Cash		Total

Paul W. Adelgren	$30,000		$30,000
Maurice W. Coulon	$30,000		$30,000
Michela A. English	$32,000		$32,000
Gerard Mead	$36,000		$36,000
John H. Outland	$29,250		$29,250
Anthony W. Parker	$35,000		$35,000
John Reilly	$0	(1)	$0	(1)

(1)	Because Mr. Reilly was not elected to our Board of Directors until January 2011, he did not receive any compensation during fiscal year 2010.

As compensation for serving on our Board of Directors, each of our independent directors receives an annual fee of $20,000, an additional $1,000 for each Board of Directors meeting attended, and an additional $1,000 for each committee meeting attended. In addition, the chairperson of the Audit Committee receives an annual fee of $3,000, and the chairpersons of each of the Compensation and Ethics, Nominating and Corporate Governance committees receive annual fees of $1,000 for their additional services in these capacities. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with their board service, including those incurred for attendance at Board of Directors and committee meetings.

We do not pay any compensation to directors who also serve as our officers, or as officers or directors of our Adviser or our Administrator, in consideration for their service on our Board of Directors. Our Board of Directors may change the compensation of our independent directors in its discretion. None of our independent directors received any compensation from us during the fiscal year ended December 31, 2010 other than for Board of Directors or committee service and meeting fees.

TRANSACTIONS WITH RELATED PERSONS

Advisory and Administration Agreements

Under the Advisory Agreement, our Adviser is responsible for our daily operations and administration, record keeping and regulatory compliance functions. Specifically, these responsibilities include (i) identifying, evaluating, negotiating and consummating all investment transactions consistent with our investment objectives and criteria; (ii) providing us with all required records and regular reports to our Board of Directors concerning our Adviser’s efforts on our behalf; and (iii) maintaining compliance with all regulatory requirements applicable to us. The Advisory Agreement provides for an annual base management fee equal to 2% of our total stockholders’ equity (less the recorded value of any preferred stock) and an incentive fee based on our FFO, which rewards our Adviser if our quarterly FFO (before giving effect to any incentive fee) exceeds 1.75% (7% annualized) of our total stockholders’ equity (less the recorded value of any preferred stock). Our Adviser has the ability to issue a full or partial waiver of the incentive fee and may do so in order to maintain the current level of distributions to our stockholders. For the year ended December 31, 2010, an unconditional and irrevocable voluntary waiver of the incentive fee was issued by our Adviser for $157,669.

Under the Administration Agreement, we pay separately for administrative services, which payments are equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries and benefits expenses of our chief financial officer, chief compliance officer, internal counsel, treasurer, investor relations and their respective staffs.

David Gladstone, Terry Lee Brubaker, George Stelljes III and Gary Gerson are all officers or directors, or both, of us and our Adviser and our Administrator. David Dullum is employed by our Adviser as a senior managing director. David Gladstone is the controlling stockholder of our Adviser, which is the sole member of our Administrator. Although we believe that the terms of the Advisory Agreement and the Administration Agreement are no less favorable to us than those that could be obtained from unaffiliated third parties in arms’ length transactions, our Adviser, its officers and its directors have a material interest in the terms of these agreements.

During the fiscal year ended December 31, 2010, we accrued total fees of $4,296,109 payable to our Adviser under the Advisory Agreement and $1,063,091 payable to our Administrator under the Administration Agreement.

Loan

As of December 31, 2010, we had one loan outstanding in the principal amount of $375,000 to Laura Gladstone, a managing director of our Adviser and the daughter of our chief executive officer, Mr. Gladstone. This loan was executed in connection with the exercise of stock options under the 2003 Equity Incentive Plan by Ms. Gladstone and was made on terms available to all eligible participants of the 2003 Equity Incentive Plan. The 2003 Equity Incentive Plan was terminated on December 31, 2006. The interest rate on the loan is 8.15%, and the outstanding principal amount of the loan is due and payable in cash on November 21, 2015. Mr. Gladstone has not received, nor will he receive in the future, any direct or indirect benefit from this loan.

Conflict of Interest Policy

We have adopted policies to reduce potential conflicts of interest. In addition, our directors are subject to certain provisions of Maryland law that are designed to minimize conflicts. Under our current conflict of interest policy, without the approval of a majority of our disinterested directors, we will not:

•	acquire from or sell to any of our officers, directors or employees, or any entity in which any of our officers, directors or employees has an interest of more than 5%, any assets or other property;

•	make any loan to or borrow from any of our directors, officers or employees, or any entity, other than Gladstone Management Corporation or Gladstone Land Corporation, in which any of our officers, directors or employees has an interest of more than 5%;

•	grant warrants or options to purchase our shares to any of our directors, officers or employees, or any entity in which any of our officers, directors or employees has an interest of more than 5%, except pursuant to the company’s equity incentive plans; or

•	engage in any other transaction with any of our directors, officers or employees, or any entity in which any of our directors, officers or employees has an interest of more than 5% (except that our Adviser may lease office space in a building that we own, provided that the rental rate under the lease is determined by our independent directors to be at a fair market rate).

Where allowed by applicable rules and regulations, from time to time we may enter into transactions with our Adviser or one or more of its affiliates. A majority of our independent directors and a majority of our directors not otherwise interested in a transaction with our Adviser must approve all such transactions with our Adviser or its affiliates.

It is our current policy that we will not purchase any property from or co-invest with our Adviser, any of its affiliates or any business in which our Adviser or any of its subsidiaries have invested except that we may make leases to existing and prospective portfolio companies of entities advised by our Adviser as long as the portfolio company is not controlled by that entity and if approved by both companies’ boards. If we decide to change this policy on co-investments with our Adviser or its affiliates, we will seek approval of this decision from our stockholders.

Indemnification

In our Charter and Bylaws, we have agreed to indemnify our directors and certain of our officers by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Maryland law and our Bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to us or our stockholders as a result of any action that would constitute willful misfeasance, bad faith or gross negligence in the performance of such officer’s or director’s duties, or reckless disregard of his or her obligations and duties.

Each of the Advisory and Administration Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations, our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s or our Administrator’s services under the current Advisory or Administration Agreements, respectively, or otherwise as an investment adviser of ours.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Gladstone Commercial Corporation stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or us. Direct your written request to Investor Relations at 1521 Westbranch Drive, Suite 200, McLean, Virginia, 22102 or call our toll-free investor relations line at 1-866-366-5745. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice to a stockholder at the address to which a single copy of the Notice was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Terry Brubaker
Secretary

March 24, 2011

(NUMBER)
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

GLADSTONE COMMERCIAL CORPORATION
Annual Meeting of Stockholders
May 5, 2011 11:00 a.m.
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Danielle Jones and George Stelljes III, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Commercial Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Gladstone Commercial Corporation to be held at the Hilton McLean at 7920 Jones Branch Drive, McLean, VA 22102, on Thursday, May 5, 2011 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

(NUMBER)
GLADSTONE COMMERCIAL CORPORATION
1521 WESTBRANCH DRIVE SUIE 200
MCLEAN, VA 22102
ATTN: ACCOUNTS PAYABLE
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DETACH AND RETURN THIS PORTION ONLY
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	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote “For” the following.	☐	☐	☐

1.	Election of Directors To Class of 2014
Nominees
01	Michela A. English	02	Anthony W. Parker	03	George Stelljes III

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	To ratify our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.	☐	☐	☐
NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here.
(see reverse for instructions)                                                                               ☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date